POWER OF ATTORNEY

                 Know all men by these presents:

                 That I Michael J. Mercer                        ,

of Georgia Credit Union Affiliates, 2400 Pleasant Hill Road, Suite 300, Duluth, GA 30136, a member of the Board of Directors of THE NATIONAL CONSUMER COOPERATIVE BANK, do hereby make, constitute and appoint as my true lawful attorney in fact Richard L. Reed or Louise M. Grant for me and in my name, place and stead to sign any and all of the following and amendments thereto executed on behalf
of THE NATIONAL CONSUMER COOPERATIVE BANK    and filed with the
Securities and Exchange Commission, as follows:

Annual Reports on Form 10-K for the NATIONAL CONSUMER COOPERATIVE
BANK.


     IN WITNESS WHEREOF, I have hereunto set my hand this       day

of                       ,                 .




Signature


State of                         )
                                   )         SS:
County of                        )

     On this           day of                  ,         , before
me personally appeared the above, to me known and known to me to be the person mentioned and described in and who executed the foregoing instrument and he duly acknowledged to me that he executed the same.




Notary Public

My Commission expires: